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                                                                    EXHIBIT 21.1




                         GLOBAL NATURAL RESOURCES INC.
                              LIST OF SUBSIDIARIES


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
                                                                                  JURISDICTION OF
 NAME                                                                             INCORPORATION
 ----                                                                             -------------
 Global Natural Resources Corporation of Nevada ("GNRC")                          Nevada, U.S.A.

 GNR Investment Corporation                                                       Nevada, U.S.A.

 GNR Eastern                                                                      Russia

 Global Noteholder Inc. (wholly - owned subsidiary of GNRC)                       Texas, U.S.A.

 GNR International (Argentina), Inc. (wholly - owned subsidiary of GNRC)          Texas, U.S.A.

 GNR International (Turkey), Inc. (wholly - owned subsidiary of GNRC)             Nevada, U.S.A.

 Texneft Inc. (90% owned by GNRC)                                                 Texas, U.S.A.

 Tatex (50% owned by Texneft Inc.)                                                Russia

 USAgas Pipeline Inc. (wholly - owned subsidiary of GNRC)                         Texas, U.S.A.

 GNR (Cote d'Ivoire) Ltd. (wholly - owned subsidiary of GNRC)                     Grand Cayman,
                                                                                      Cayman Islands

 GNR (Malaysia) Ltd. (wholly - owned subsidiary of GNRC)                          Grand Cayman,
                                                                                      Cayman Islands

 GNR (Egypt) Ltd. (wholly - owned subsidiary of GNRC)                             Grand Cayman,
                                                                                      Cayman Islands

 Unless otherwise stated, all subsidiaries are wholly - owned by the Company.
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